UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) - July 27, 2021

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including Area Code - (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As previously reported, on June 25, 2021, Oncor Electric Delivery Company LLC (“Oncor”) entered into a Term Loan Credit Agreement (the “Term Loan Agreement”) among Oncor, as borrower, the lenders listed therein (the “Lenders”), and Sumitomo Mitsui Banking Corporation (“SMBC”), as administrative agent for the Lenders and as a Lender. The Term Loan Agreement, which matures on August 15, 2022, provides for a term loan credit facility in an aggregate principal amount of up to $540 million that may be borrowed through up to four borrowings, which borrowings may be made at any time, at Oncor’s option, before August 30, 2021. Oncor previously borrowed $20 million in June 2021 under the Term Loan Agreement.

On July 28, 2021, Oncor borrowed the remaining $520 million available under the Term Loan Agreement. As a result, Oncor has borrowed the entire $540 million aggregate principal amount available under the Term Loan Agreement, and no additional amounts remain available for borrowing under it. Oncor intends to use the proceeds for general corporate purposes. Borrowings under the Term Loan Agreement bear interest at a per annum rate equal to, at Oncor’s option, (i) London Interbank Offered Rate (“LIBOR”) plus 0.60% or (ii) an alternate base rate (the highest of (1) the prime rate of SMBC, (2) the federal funds effective rate plus 0.50%, and (3) daily one-month LIBOR plus 1%).

Additional details regarding the Term Loan Agreement are contained in Item 1.01 and Item 2.03 of Oncor’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2021 (“Prior 8-K”) and are incorporated herein by reference. The foregoing discussion of the terms of the Term Loan Agreement is not complete and is subject to, and qualified in its entirety by reference to, the Term Loan Agreement filed as Exhibit 10.1 to the Prior 8-K.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 27, 2021, Richard C. Hays, Vice President and Controller of Oncor, delivered a letter to Oncor indicating that he is retiring, with his last date of employment to be August 31, 2021. Oncor’s Controller is its principal accounting officer, and upon his retirement Mr. Hays will cease serving in such role.

On July 28, 2021, Oncor’s Board of Directors elected W. Alan Ledbetter as Oncor’s Controller, effective September 1, 2021. As Controller, Mr. Ledbetter will serve as the principal accounting officer of Oncor. Mr. Ledbetter, 61, has been employed by Oncor and its former affiliated entities since 1981. He has served as Oncor’s Assistant Controller since February 2019, and from March 2013 to February 2019 served as Director, Planning & Economic Analysis. He has held a number of other management and professional positions in Oncor as well as in its former affiliated companies, covering such areas as accounting, corporate business planning, internal audit and regulatory services. Mr. Ledbetter is a Certified Public Accountant licensed in the State of Texas. As Controller, Mr. Ledbetter will be eligible to receive annual incentives under the Company’s Sixth Amended and Restated Executive Annual Incentive Plan. For a description of this plan, see Oncor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

ITEM 8.01.	OTHER EVENTS.

On July 29, 2021, the Public Utility Commission of Texas (PUCT) approved an order in PUCT Docket No. 52100 extending Oncor’s deadline for filing a base-rate case from October 2021 to June 1, 2022. As a result, Oncor must now file a base-rate case on or before June 1, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Kevin R. Fease

Name:	Kevin R. Fease
Title:	Vice President and Treasurer

Dated: August 2, 2021